ASSIGNMENT OF LEASEHOLD IMPROVEMENTS

         This Assignment of Leasehold Improvements (the "ASSIGNMENT") is made and entered into effective as of July 13, 1999, by and between Maple Hills Investment, Inc., a Delaware corporation formerly known as Nu Skin USA, Inc. ("NU SKIN USA"), and Big Planet, Inc., a Utah corporation ("BIG PLANET"). Nu Skin USA and Big Planet are sometimes referred to herein collectively as the "PARTIES" and individually as a "PARTY." All capitalized terms used but not otherwise defined herein shall be deemed to have the meanings ascribed to them in the Asset Purchase Agreement (as that term is defined in Recital A below).

                                    RECITALS

     A. WHEREAS, Nu Skin Enterprises, Inc., a Delaware corporation ("NU SKIN ENTERPRISES"), Nu Skin USA, and Nu Skin United States, Inc., a Delaware corporation, entered into an Asset Purchase Agreement dated effective as of March 8, 1999 (the "ASSET PURCHASE AGREEMENT");

     B. WHEREAS, pursuant to the Asset Purchase Agreement, Nu Skin Enterprises purchased the Non-Securities Acquired Assets and the Class A Shares (which assets are collectively defined in the Asset Purchase Agreement as the "Acquired Assets"), but did not purchase the Excluded Assets (as that term is defined in the Asset Purchase Agreement and as the same are listed on Exhibit "A" attached to the Asset Purchase Agreement);

     C. WHEREAS, included among the Excluded Assets are certain leasehold improvements relating to Big Planet's operations center located at 366 East 1130 South (the "LEASEHOLD IMPROVEMENTS"), which Leasehold Improvements were funded by Nu Skin USA for the benefit of Big Planet;

     D. WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization entered into as of May 3, 1999 between and among Nu Skin Enterprises, Big Planet Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Nu Skin Enterprises, Big Planet, Nu Skin USA, Richard W. King, an individual, Kevin V. Doman, an individual, and Nathan W. Ricks, an individual, as amended by First Amendment to Agreement and Plan of Merger and Reorganization dated as of July 9, 1999, it is contemplated that Big Planet will be merged with and into Big Planet Holdings, Inc. and become a wholly-owned subsidiary of Nu Skin Enterprises to be operated under the name "Big Planet, Inc.;" and

     E. WHEREAS, Nu Skin USA now desires to sell the Leaseholder Improvements to Big Planet on the terms and conditions and for the consideration set forth in this Assignment.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

1. CONTRIBUTION OF LEASEHOLD IMPROVEMENTS. Nu Skin USA hereby sells to Big Planet all of its right, title, and interest in, to, and under the Leasehold Improvements in exchange for the Purchase Price (as that term is defined in Section 2 below).

2. PURCHASE PRICE. Big Planet shall deliver to Nu Skin USA cash in the amount of Three Million Two Hundred Thousand Dollars ($3,200,000) in exchange for, and as the total consideration for, the Leasehold Improvements (the "PURCHASE PRICE"), which Purchase Price shall be delivered either in cash or paid by wire transfer, at Big Planet's option, upon the execution of this Assignment by the parties.


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3.  REPRESENTATIONS AND WARRANTIES OF NU SKIN USA. Nu Skin USA hereby represents and warrants to Big Planet, as of the date of this Assignment, as follows:

     3.1 Description. Attached hereto as Schedule 3.1 is a true and compete description of the Leasehold Improvements and the current net book value of the Leasehold Improvements (as shown on Nu Skin USA's most recently prepared financial statements) as of the date of this Assignment.

     3.2 Title. Nu Skin USA owns the Leasehold Improvements free and clear of any liens or encumbrances, and Nu Skin USA has not assigned, transferred, conveyed, mortgaged, deeded in trust, or in any other way encumbered the Leasehold Improvements or any interest therein in any manner whatsoever.

     3.3  No  Disputes.   There  are  no  disputes   related  to  the  Leasehold
Improvements or the ownership thereof.

4. GOVERNING LAW; JURISDICTION AND VENUE. This Assignment shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed entirely within such State, and no action involving this Assignment may be brought except in the state and federal courts residing in Salt Lake City, Salt Lake County, Utah.

5. MISCELLANEOUS. The above Recitals and all Schedules attached hereto are deemed to be incorporated herein by reference and to be made a part hereof. Each of the parties shall take all actions necessary after the execution of this Assignment to consummate the assignment of the Leasehold Improvements to Big Planet as contemplated herein.

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         IN WITNESS  WHEREOF,  the parties  have  executed  this  Assignment  of
Leasehold Improvements effective as of the date first set forth above.


                           MAPLE HILLS INVESTMENT, INC.

                           By:   /s/ Steven J. Lund
                           Its:  President


                           BIG PLANET, INC.

                           By:   /s/ Richard W. King
                           Its:  President





ATTACHED SCHEDULE:

SCHEDULE 3.1 -- DESCRIPTION OF LEASEHOLD IMPROVEMENTS